Exhibit (4) b.


                               SECOND AMENDMENT TO
                      AMENDED AND RESTATED CREDIT AGREEMENT

         This SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT is dated as of July 30, 1999, and is between S & K FAMOUS BRANDS, INC. (the "Company") and FIRST UNION NATIONAL BANK, as successor-in-interest to Signet Bank/Virginia (the "Bank").
                                    Recitals

         A. The Company and the Bank entered into an Amended and Restated Credit Agreement dated as of May 31, 1997 (the "Loan Agreement"), which was amended by a First Amendment to Amended and Restated Credit Agreement dated April 2, 1999.

         B. The Company has requested that the Bank further modify certain provisions in the Loan Agreement, and subject to the terms and conditions of this Second Amendment, the Bank is willing to modify the Loan Agreement.

                                    Agreement

         NOW, THEREFORE, for and in consideration of the terms, conditions and agreements herein, the Bank and the Company hereby agree as follows:

         1. Definitions. Except as provided specifically herein, all defined terms used herein shall have the meanings ascribed to such terms in the Loan Agreement.

         2. Amendment. The Loan Agreement is hereby amended as follows: The definition of "Termination Date" in Section 1.1 is hereby amended and restated to read as follows: "Termination Date" means May 31, 2001, unless such date has been extended pursuant to Section 2.13.

         3. Limited Amendment. Except as provided expressly in this First Amendment, each term, condition or agreement in the Loan Agreement shall continue to be fully enforceable in accordance with its terms. WITNESS the following authorized signatures of the parties hereto:

                                    Company:
                                    S & K FAMOUS BRANDS, INC.

                                    By: /s/ Robert E. Knowles
                                       -------------------------------
                                    Robert E. Knowles
                                    Executive Vice President and
                                    Chief Financial Officer

                                    Bank:

                                    FIRST UNION NATIONAL BANK
                                    (formerly, Signet Bank/Virginia)


                                    By: /s/ Michael S. Diehl
                                       -------------------------------
                                    Michael S. Diehl
                                    Vice-President